Exhibit 99.1

LM Funding America Announces March 2025 Production and Operational Update

- Bitcoin HODL 160.2 BTC as of March 31, 2025 valued at $13.3 million or $2.59 per share1

TAMPA, FL, April 9, 2025 — LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin mining and technology-based specialty finance company, today announced its preliminary, unaudited Bitcoin mining and operational update for the month ended March 31, 2025.

Metric	Jan 2025	Feb 2025	Mar 2025
- Bitcoin[2]
- Mined, net	8.0	8.1	8.7
- Sold	-	-	(14.2)
- Purchased	-	-	-
- Service Fee	-	(0.5)	(0.1)
- Bitcoin HODL	158.2	165.8	160.2
- Machines[2]
- Operational	5,121	5,121	5,121
- Storage	719	719	719
- Total Machines	5,840	5,840	5,840
- Hashrate (EH/s2)
- Oklahoma	0.43	0.43	0.43
- Hosted	0.13	0.13	0.13
- Energized	0.56	0.56	0.56
- Storage	0.07	0.07	0.07
- Total	0.63	0.63	0.63

“Being vertically integrated not only secures cheaper power for our mining operations but allows us to sell excess energy back to the grid, further advancing our business model," stated Bruce Rodgers, Chairman and CEO of LM Funding. "This two-way approach to energy utilization increases our operational efficiency and effectively positions the grid itself as a customer, generating approximately $130,000 in power sales for the first quarter of this year. As we continue our infrastructure expansion, we aim to maintain the strength of our balance sheet with these diversified revenue streams."

1 Calculated using 5,133,412 shares outstanding as of 12/31/24 from SEC Form 10-K filed March 31, 2025

2 Unaudited

Exhibit 99.1

The Company estimates that the value of its 160.2 Bitcoin holdings on March 31, 2025, was approximately $13.3 million or $2.591 per share, based on a Bitcoin price of approximately $83,000 as of March 31, 2025, compared to a stock share price of $1.24 as of March 31, 2025.

Upcoming Conferences and Events

•
May 20, 2025: Benchmark Virtual Digital Asset Seminar
•
May 28, 2025: Orange Group & Blockware Sell-side and Buy-side Conference in Las Vegas, Nevada

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin mining and specialty finance company. The company was founded in 2008 and is based in Tampa, Florida. For more information, please visit https://www.lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations

Orange Group

Yujia Zhai

LMFundingIR@orangegroupadvisors.com